SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Ambrx Biopharma Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMBRX BIOPHARMA INC.

10975 North Torrey Pines Road

La Jolla, California 92037

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On June 7, 2023

Dear Shareholder:

You are cordially invited to attend the 2023 Annual General Meeting of Shareholders (the “Annual General Meeting”) of Ambrx Biopharma Inc., an exempted company incorporated in the Cayman Islands (sometimes referred to as “we,” “us,” “our,” or the “Company”). The meeting will be held virtually on June 7, 2023 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). The Annual General Meeting will be held through a live webcast at www.proxydocs.com/AMAM. You will not be able to attend the meeting in person. The meeting will be held for the purposes of considering and if thought fit, passing the following resolutions as ordinary resolutions:

1. To elect the one nominee for director to serve until the 2026 annual general meeting and until his successor shall have been appointed and qualified.

2. To approve an increase in the authorized share capital from US$60,000 divided into 600,000,000 shares of US$0.0001 each to US$60,000 divided into (a) 950,000,000 ordinary shares of US$0.0001 each, and (b) 100,000,000 shares of US$0.0001 each, of such class or classes (however designated) as the Company’s board of directors (the “Board”) may determine in accordance with our memorandum and articles of association, by the creation of (i) 350,000,000 ordinary shares of US$0.0001 each and (ii) 100,000,000 shares of US$0.0001 each of such class or classes (however designated) as our Board may determine in accordance with our memorandum and articles of association.

3. To approve, confirm and ratify the selection by the Audit Committee of the Board (the “Audit Committee”) of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

4. To approve the authorization to adjourn the Annual General Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2. Proposal 4 will only be presented at the Annual General Meeting if there are not sufficient votes for, or otherwise in connection with, the approval of Proposal 2.

5. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

This year’s Annual General Meeting will be held virtually through a live webcast. You will be able to attend the Annual General Meeting by visiting www.proxydocs.com/AMAM and entering the 12-digit Control Number included in your proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log-in beginning at 8:45 a.m. Pacific Time (11:45 a.m. Eastern Time) on Wednesday, June 7, 2023.

The record date for the Annual General Meeting is April 17, 2023 (the “Record Date”). Only shareholders of record at the close of business (Eastern Time) on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to Be Held on June 7, 2023.

The proxy statement and annual report to shareholders are available at www.proxydocs.com/AMAM.

By Order of the Board

/s/ Daniel J. O’Connor

Daniel J. O’Connor

President and Chief Executive Officer

San Diego, California

April 28, 2023

YOUR VOTE IS IMPORTANT. Please read the Proxy Statement and the accompanying materials. No matter how many of our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), or American Depositary Shares, each representing seven Ordinary Shares (“ADSs”), you own, please submit your proxy card or voting instruction form, as applicable, in accordance with the procedures described below.

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Ordinary Shareholders. Registered shareholders whose names appear on the Company’s Register of Members as of the Record Date have the right to vote online at www.proxypush.com/AMAM during the Annual General Meeting, or vote by submitting your proxy card by mail, in each case provided that you are the holder of record of such ordinary shares as of the Record Date. Even if you submit your proxy card by mail in advance of the Annual General Meeting, you may still vote at the Annual General Meeting if you attend the Annual General Meeting via our live webcast. If you would like to submit your proxy card by mail and you are a registered holder of our Ordinary Shares, then you should mark the proxy card provided to you, date, and sign, and return it, in accordance with the instructions.

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ADS Holders. You may give voting instructions to the depositary of the ADSs, J.P. Morgan Chase Bank, N.A (the “Depositary”), or your broker, bank, or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of the Record Date, you have the right to instruct the Depositary—if you held your ADSs directly—or the right to instruct your broker, bank, or other nominee—if you held your ADSs through such intermediary—how to vote. So long as the Depositary receives your voting instructions on or prior to 9:00 a.m. (Eastern Time) on June 2, 2023, it will, to the extent practicable and subject to Cayman law and the terms of the deposit agreement, vote the underlying Ordinary Shares as you instruct. If your ADSs are held through a broker, bank, or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ordinary Shares underlying your ADSs. Please check with your broker, bank, or other nominee, as applicable, and carefully follow the voting procedures provided to you.

As an ADS holder, you will not be entitled to vote directly at the Annual General Meeting. To the extent you provide the Depositary or your broker, bank, or other nominee, as applicable, with voting instructions, the Depositary will vote the underlying Ordinary Shares represented by your ADSs in accordance with your instructions.

As an ADS holder, you may also exercise the right to vote the underlying Ordinary Shares represented by your ADSs by surrendering your American Depositary Receipts (“ADRs”) for withdrawal of the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement, prior to the Record Date. Upon surrender of (a) a certificated ADR in a form satisfactory to the Depositary at its designated transfer office or (b) proper instructions and documentation in the case of a Direct Registration ADR (as defined in the deposit agreement), the holder of the ADR is entitled to delivery at or, to the extent in dematerialized form, from, the Depositary’s custodian’s office of the Ordinary Shares at the time represented by the ADSs evidenced by such ADR. At the request, risk and expense of the holder of the ADR, the Depositary may deliver the Ordinary Shares at such other place as may have been requested by the holder of the ADR. The withdrawal of Ordinary Shares may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933, as amended (the “Securities Act”), or provisions in the deposit agreement or such ADR. The Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and your written order directing the Depositary to cause the Ordinary Shares represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to surrender the ADR for withdrawal of Ordinary Shares. Please be aware that there is no guarantee of timely delivery of registration of the underlying Ordinary Shares represented by your ADSs prior to the Record Date, and it is possible that you may not have sufficient time to withdraw the Ordinary Shares represented by your ADSs and vote them at the upcoming Annual General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may be required to pay certain applicable fees, charges and taxes associated with the surrender and withdrawal process.

AMBRX BIOPHARMA INC.

10975 NORTH TORREY PINES ROAD

LA JOLLA, CALIFORNIA

92037

PROXY STATEMENT

FOR THE 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 7, 2023

MEETING AGENDA

Proposals (As Ordinary Resolutions)	Page	Voting Standard	Board Recommendation
Election of Director	7	Majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	For the director nominee

Approval of an increase in the authorized share capital from US$60,000 divided into 600,000,000 shares of US$0.0001 each to US$60,000 divided into (a) 950,000,000 ordinary shares of US$0.0001 each, and (b) 100,000,000 shares of US$0.0001 each of such class or classes (however designated) as our Board may determine in accordance with our memorandum and articles of association, by the creation of (i) 350,000,000 ordinary shares of US$0.0001 each and (ii) 100,000,000 shares of US$0.0001 each of such class or classes (however designated) as our Board may determine in accordance with our memorandum and articles of association.	18	Majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	For

Approval, confirmation and ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	20	Majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	For

Approval of the authorization to adjourn the Annual General Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2.	22	Majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	For

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive these materials?

We have sent you these proxy materials because we are soliciting your proxy to vote at the Annual General Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual General Meeting virtually via live webcast to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may submit your proxy card or voting instruction form, as applicable.

We intend to mail these proxy materials on or about April 28, 2023 to all holders of Ordinary Shares of record entitled to vote at the Annual General Meeting.

How do I attend the Annual General Meeting?

If you are a holder of Ordinary Shares or an ADS holder of record as of the Record Date, you may attend the Annual General Meeting virtually by visiting our Annual General Meeting website at www.proxydocs.com/AMAM. To participate in the Annual General Meeting, you will need the 12-digit control number included on your proxy card, voting instruction form, or instructions that accompanied your proxy materials. Shareholders and ADS holders are encouraged to log in to this website and pre-register for the Annual General Meeting before the start time of the meeting. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures. If you choose to attend the Annual General Meeting virtually, there will be technicians ready to assist you with any technical difficulties you may encounter accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual General Meeting log-in page.

Holders of ADSs will not be entitled to vote their ADSs at the Annual General Meeting. See “How do I vote?” below for more information as to how holders of ADSs can vote at the Annual General Meeting.

Where can we get technical assistance?

Exact information for technical assistance will be sent to holders of record of Ordinary Shares via email 1 hour prior to the Annual General Meeting included with the link to join the Annual General Meeting.

For the Annual General Meeting, how do we ask questions of management and the Board?

If you wish to raise questions at the Annual General Meeting, you must submit your questions in advance of the Annual General Meeting. To submit questions in advance of the Annual General Meeting, go to www.proxydocs.com/AMAM before 8:59 p.m. Pacific Time (11:59 p.m. Eastern Time) on June 4, 2023 and enter the 12-digit control number included on your proxy card, voting instruction form, or instructions that accompanied your proxy materials. During the Annual General Meeting, we may answer questions submitted in advance of the Annual General Meeting, to the extent relevant to the business of the Annual General Meeting, as time permits. We do not intend to post questions received prior to the Annual General Meeting on our website.

Who can vote at the Annual General Meeting?

Ordinary Shareholders. Holders of record of Ordinary Shares at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on April 17, 2023 (“Record Date”) will be eligible to vote at the Annual General Meeting. In deciding all matters at the Annual General Meeting, each shareholder will be entitled to one vote for each of our Ordinary Shares held by them on the Record Date. We do not have cumulative voting rights for the election of directors.

ADS Holders.

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Registered Holders. If you are a registered holder of the ADSs on the books of J.P. Morgan Chase Bank, N.A. (the “Depositary”) on the Record Date, then at or prior to 6:00 a.m. Pacific Time (9:00 a.m. Eastern Time) on June 2, 2023, you may provide instructions to the Depositary as to how to vote the Ordinary Shares underlying your ADSs on the issues set forth in this Proxy Statement. The Depositary will mail you a voting instruction card if you hold ADSs in your own name on the Depositary’s share register. Registered holders of ADSs must complete, sign, and return their voting instruction form to be actually received by the Depositary on or prior to 6:00 a.m. Pacific Time (9:00 a.m. Eastern Time) on June 2, 2023. You also may exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADRs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement, prior to the Record Date. However, it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Annual General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may be required to pay certain applicable fees, charges and taxes associated with the surrender and withdrawal process.

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Beneficial Holders. If you hold your ADSs through a bank, broker, custodian or other nominee/agent on the Record Date, you are considered the beneficial owner of those ADSs held in “street name,” and it is anticipated that such bank, broker, custodian or nominee/agent will forward this Proxy Statement along with your voting instruction forms to you. If you are a beneficial holder of our ADSs, you should follow the instructions that your broker, bank, or other nominee provides to vote the Ordinary Shares underlying your ADSs.

What am I voting on?

There are up to four matters scheduled for a vote to be passed as ordinary resolutions at the Annual General Meeting:

•	Election of the one nominee for director to serve until the 2026 annual general meeting and until his successor shall have been appointed and qualified (Proposal 1);

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Approval of an increase in the authorized share capital from US$60,000 divided into 600,000,000 shares of US$0.0001 each to US$60,000 divided into (a) 950,000,000 Ordinary Shares of US$0.0001 each, and (b) 100,000,000 shares of US$0.0001 each, of such class or classes (however designated) as our Board may determine in accordance with our memorandum and articles of association, by the creation of (i) 350,000,000 ordinary shares of US$0.0001 each and (ii) 100,000,000 shares of US$0.0001 each of such class or classes (however designated) as our Board may determine in accordance with our memorandum and articles of association (Proposal 2);

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Approval, confirmation and ratification of selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 3); and

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Approval of the authorization to adjourn the Annual General Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2 (Proposal 4). Proposal 4 will only be presented at the Annual General Meeting if there are not sufficient votes for, or otherwise in connection with, the approval of Proposal 2 (Proposal 4).

What if another matter is properly brought before the Annual General Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Ordinary Shareholders. Registered shareholders whose names appear on the Company’s Register of Members as of the Record Date have the right to vote online at www.proxypush.com/AMAM during the Annual General Meeting, or vote by submitting your proxy card by mail, in each case provided that you are the holder of record of such Ordinary Shares as of the Record Date. Even if you submit your proxy card by mail in advance of the Annual General Meeting, you may still vote at the Annual General Meeting if you attend the Annual General Meeting via our live webcast. If you would like to submit your proxy card by mail and you are a registered holder of our Ordinary Shares, then you should mark the proxy card provided to you, date, sign and return it, in accordance with the instructions.

ADS Holders. As an ADS holder, you will not be entitled to vote online via live webcast during the Annual General Meeting. You may give voting instructions to the Depositary or your broker, bank, or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of the Record Date, you have the right to instruct the Depositary (if you held your ADSs directly) or the right to instruct your broker, bank, or other nominee (if you held your ADSs through such intermediary) how to vote. So long as the Depositary receives your voting instructions on or prior to 6:00 a.m. Pacific Time (9:00 a.m. Eastern Time) on June 2, 2023, it will, to the extent practicable and subject to Cayman law and the terms of the deposit agreement, vote the underlying Ordinary Shares represented by your ADSs as you instruct. If your ADSs are held through a broker, bank, or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the underlying Ordinary Shares represented by your ADSs. Please check with your broker, bank, or other nominee, as applicable, and carefully follow the voting procedures provided to you.

As an ADS holder, you may also exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADRs for withdrawal of the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement, prior to the Record Date. Upon surrender of (a) a certificated ADR in a form satisfactory to the Depositary at its designated transfer office or (b) proper instructions and documentation in the case of a Direct Registration ADR (as defined in the deposit agreement), the holder of the ADR is entitled to delivery at or, to the extent in dematerialized form, from, the Depositary’s custodian’s office of the Ordinary Shares at the time represented by the ADSs evidenced by such ADR. At the request, risk and expense of the holder of the ADR, the Depositary may deliver the Ordinary Shares at such other place as may have been requested by the holder of the ADR. The withdrawal of Ordinary Shares may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933, or provisions in the deposit agreement or such ADR. The Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and your written order directing the Depositary to cause the Ordinary Shares represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to surrender the ADR for withdrawal of Ordinary Shares. Please be aware that there is no guarantee of timely delivery of registration of the Ordinary Shares underlying your ADSs prior to the Record Date, and it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Annual General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may be required to pay certain applicable fees, charges and taxes associated with the surrender and withdrawal process.

If you are a holder of Ordinary Shares, internet proxy voting will be provided to allow you to vote your ordinary shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, each Ordinary Share that you own as of the Record Date entitles you to one vote. Each ADS that you own as of the Record Date represents seven Ordinary Shares.

If I am a holder of Ordinary Shares of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a holder of Ordinary Shares of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual General Meeting, your Ordinary Shares will not be voted.

Abstentions will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your Ordinary Shares will be voted in accordance with the recommendations of the Board set forth above.

If I am a record holder or beneficial holder of ADSs and I do not provide the Depositary or my broker, bank, or other nominee, as applicable, with voting instructions, what happens?

To the extent that the Depositary does not receive instructions on a particular Proposal from a holder of ADSs (including, without limitation, any broker, bank, or other nominee, as applicable, acting on behalf of a beneficial holder of ADSs) in a timely manner, such holder shall be deemed, and the Depositary is instructed to deem such holder, to have instructed the Depositary to give a discretionary proxy for such Proposal(s) to a person designated by us to vote the Ordinary Shares represented by the ADSs for which actual instructions were not so given by such holder on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless we inform the Depositary in writing (and we agree to provide the Depositary with such instruction promptly in writing) that (a) we wish for such proxy to be given with respect to such Proposal(s), (b) there is no substantial opposition existing with respect to such Proposal(s) and (c) such Proposal(s), if approved, would not materially or adversely affect the rights of holders of our Ordinary Shares and ADSs.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Morrow Sodali LLC may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Morrow Sodali LLC will be paid its customary fee of approximately $12,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your Ordinary Shares or ADSs may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card to ensure that all of your Ordinary Shares or ADSs are voted.

Can I change my vote after submitting my proxy?

Ordinary Shareholders: If you are the record holder of your Ordinary Shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the internet.

•	You may send a timely written notice that you are revoking your proxy to Ambrx Biopharma Inc., 10975 North Torrey Pines Road, La Jolla, California 92037, Attention: Corporate Secretary.

•	You may attend the Annual General Meeting and vote electronically. Simply attending the Annual General Meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.

ADS Holders: If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by the Depositary or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote your ADSs.

When are shareholder proposals and director nominations due for next year’s annual general meeting?

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case the Board may duly convene an extraordinary general meeting and submit the resolutions put forward to a vote at such meeting. As a Cayman Islands exempted company, we are not obligated by law to call annual general meetings, however, we are required to hold an annual shareholder meeting every year in accordance with the Nasdaq Stock Market (“Nasdaq”) listing standards.

Shareholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. To be considered for inclusion in next year’s proxy materials, shareholder proposals must be received at our principal executive offices no later than December 29, 2023. In addition, shareholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

If you wish to bring a matter before the shareholders at next year’s annual general meeting and you do not notify us before April 24, 2024, for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2024.

A copy of all notices of proposals by shareholders should be sent to Ambrx Biopharma Inc., 10975 North Torrey Pines Road, La Jolla, California 92037, Attention: Corporate Secretary.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual General Meeting. Consistent with the laws of the Cayman Islands, abstentions will be counted for the purpose of determining the presence or absence of a quorum. If you are an ADS holder and you return a signed and dated voting instruction card to the Depositary or otherwise vote without marking voting selections, the Ordinary Shares represented by your ADSs will be voted in accordance with the recommendation of the Board set forth above. Our shareholders have no rights under the Cayman Islands Companies Act or under our memorandum and articles of association to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.

How many votes are needed to approve each proposal?

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present virtually or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present virtually or by proxy at a general meeting. All of the proposals in this Proxy Statement are ordinary resolutions. If you “Abstain” from voting, such votes will not be counted and will have no effect on the results of this vote.

What is the quorum requirement?

Pursuant to our memorandum and articles of association, the quorum required for a general meeting of shareholders consists of one or more shareholders holding not less than an aggregate of one-third of all of our voting share capital in issue who are present virtually or by proxy and entitled to vote. As of the Record Date, there were 386,486,014 Ordinary Shares issued and outstanding and entitled to vote. Thus, the holders of 128,828,672 Ordinary Shares must be present virtually or represented by proxy at the Annual General Meeting to have a quorum. Your Ordinary Shares will be counted towards the quorum only if you submit a valid proxy or if you vote electronically at the Annual General Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual General Meeting?

Preliminary voting results will be announced at the Annual General Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The Proxy Statement, our Annual Report on Form 10-K, filed with the SEC on March 30, 2023 (the “Annual Report”) and annual report to shareholders are available at https://ir.ambrx.com/.

PROPOSAL 1

ELECTION OF DIRECTOR

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.

The Board presently has six members. There is one director in the class whose term of office expires at the Annual General Meeting (Class I), Xiaowei Chang, C.F.A., which is our first annual general meeting after the adoption of our memorandum and articles of association (which were adopted in connection with our initial public offering). Mr. Chang is currently a director of our company and was recommended for nomination to the Board at the Annual General Meeting by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). If elected at the Annual General Meeting, Mr. Chang would serve until the 2026 annual general meeting and until his successor shall have been appointed and qualified. In the interim between annual general meetings or extraordinary general meetings called for the appointment of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, additional directors and any vacancies in the board of directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

We encourage, but do not require, directors to attend our annual general meetings of shareholders.

Directors are elected by a majority of the votes of the holders of ordinary shares present virtually or represented by proxy and entitled to vote on the election of director. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Ordinary shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, ordinary shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. The person nominated for election has agreed to serve if elected. Our management has no reason to believe that the nominee will be unable to serve.

The Nominating Committee seeks to identify, evaluate and recommend and communicate with candidates qualified to become directors or director nominees consistent with criteria approved by the Board, including potential conflicts of interest, director independence and other requirements. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should serve or continue to serve on the Board. However, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members. The following is a brief biography as of the Record Date of the nominee and each director whose term will continue after the Annual General Meeting.

Nominee for Election for a Three-year Term Expiring at the 2026 Annual General Meeting

Xiaowei Chang, C.F.A., 40, has served as our director since June 2015. Mr. Chang has over 17 years of experience in the healthcare industry. Mr. Chang has served as a Managing Director of the Healthcare investment team at HOPU Investments, an alternative asset manager (“HOPU”), since 2014, where he plays an integral role in building HOPU’s healthcare ecosystem, deal sourcing and execution. Prior to HOPU, Mr. Chang was a senior associate at China International Capital Corporation Private Equity (“CICC”), a private equity firm, from 2011 to 2014. Prior to CICC, Mr. Chang worked for Roland Berger Strategy Consultants, a management consulting company, as a team leader from 2007 to 2011. Mr. Chang graduated from Tsinghua University with a B.S. and a M.S. in Electrical Engineering. He is a C.F.A. charter holder. Our Board and Nominating Committee believe that

Mr. Chang’s experience in management and private equity in the healthcare industry qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEE.

Directors Continuing in Office Until the 2024 Annual General Meeting

Kate Hermans, 54, has served as our director since July 2022 and has more than 20 years of experience in the pharmaceutical, biotech and healthtech industries. Since August 2021, she has been an Advisor to venture-backed, early-stage biotech companies and as of May 2022 joined the board of directors of the Advisory Board of Clue by Biowink, a femtech company. Most recently, Ms. Hermans served as interim-CEO for our company from August 2022 to November 2022. Previously, Ms. Hermans served as an investor and Chief Business Officer (Pharma) for 83bar Inc., a digital-health company, from December 2018 to July 2021. She served as Vice President, Marketing at Radius Health, Inc., a global biopharmaceutical company, from March 2017 to April 2018. Previously, Ms. Hermans held executive commercial and operations leadership roles at Bristol Myers Squibb, a global biopharmaceutical company, Pfizer, Inc., a multinational pharmaceutical and biotechnology corporation, and the Intel Corporation, a multinational technology company, working in the United States, China, Africa, and globally. Ms. Hermans serves on the board of directors of Mid-Atlantic Diamond Ventures and the Alzheimer’s Association, Delaware Valley Chapter. She is also a member of the Healthcare Executive Review Committee for Ben Franklin Tech Partners and the Advisory Board of the Women’s Resource Center. Ms. Hermans earned a B.A. in International Relations from Wheaton College, MA and a Master of International Management degree from The Thunderbird School of Global Management. Our Board and Nominating Committee believes that Ms. Hermans’ extensive experience in executive roles in the pharmaceutical, biotech and healthtech industries qualifies her to serve on our Board.

Janet Loesberg, Pharm.D., 59, has served as our director since June 2022. Dr. Loesberg has over 30 years of pharmaceutical industry experience. She is currently Senior Vice President Global Medical Affairs at Blueprint Medicines, a precision medicine biotech company, where she has been since March 2020, and President of The Loesberg Group, LLC, a leadership coaching company, where she has been since April 2019. From September 2019 to March 2020, Dr. Loesberg was Vice President, Head of Portfolio and Project Management, Research & Development at Janssen Pharmaceutical Companies of Johnson & Johnson, a pharmaceutical company, where she was responsible for delivering the extensive pipeline on time and on budget. Dr. Loesberg also served in several executive roles at Bristol Myers Squibb, a global biopharmaceutical company, from October 2007 to March 2019 including leading Medical Affairs for the launch of Opdivo in China, Brazil, Latin America, and many additional countries. She started her career at Pfizer, Inc., a pharmaceutical and biotechnology company, where she also held several leadership roles. Currently, Janet is a board member for All in Together, a non-profit organization that equips women with tools to drive meaningful policy change. Dr. Loesberg holds a Pharm.D. degree from the University of Michigan, College of Pharmacy and also an executive coaching certificate from the International Coaching Federation. Our Board and Nominating Committee believes that Dr. Loesberg’s executive leadership experience in in the pharmaceutical industry qualifies her to serve on our Board.

Katrin Rupalla, Ph.D., 55, has served as our director since April 2021 and as the chairperson of the Board since August 2022. Dr. Rupalla has served on the board of ZyVersa Therapeutics, Inc., a public biopharmaceutical company, since January 2023. Dr. Rupalla served on the board of directors of 4D Pharma plc, a public biotherapeutic company, from September 2020 to July 2022 and the board of directors of iQure Pharma, a private biotech company, from June 2020 to April 2021. Since December 2021, she has served as the Chief Executive Officer of Ymmunobio AG, an early-stage biotechnology company located in Switzerland. From October 2019 to December 2021, Dr. Rupalla served as the Senior Vice President, Global Regulatory Strategy, Research and Development Quality and Medical Information at H. Lundbeck A/S, a pharmaceutical company. Prior to H. Lundbeck A/S, Dr. Rupalla served as Vice President, Head of Oncology Global Regulatory Sciences from April 2018 to September 2019, Vice President, China Head of Research and Development from June 2016 to September 2018, and Vice President, EU Regulatory Sciences from 2012 to 2015 at Bristol Myers Squibb, a global biopharmaceutical company. Dr. Rupalla holds a M.Sc. in Pharmacy and a Ph.D. in CNS Pharmacology from the Philipps-University Marburg, Germany, an M.B.A. from Jones International University and a Non-Executive Director Diploma (UK) (Pearson Level 7) from the Financial Times. Our Board and Nominating Committee believe Dr. Rupalla’s experience working in senior leadership positions in life science companies and expertise and knowledge of regulatory matters qualifies her to serve as a member and chairperson of our Board.

Directors Continuing in Office Until the 2025 Annual General Meeting

Daniel J. O’Connor, 58, has served as a director and our President and Chief Executive Officer since November 2022. Mr. O’Connor has over 23 years of executive and leadership experience in all aspects of the biopharmaceutical industry, including as the chief executive officer of public companies, including OncoSec Medical Incorporated (“OncoSec”), Advaxis, Inc. (“Advaxis”) and Larkspur Health Acquisition Corp. (“Larkspur”) and as a senior executive at ImClone Systems Incorporated (“ImClone”), Bracco Diagnostics Inc. (“Bracco”) and PharmaNet, Inc. (“PharmaNet”). Mr. O’Connor is a founding board member of Seelos, serving on its board of directors since 2018. Mr. O’Connor founded Larkspur in 2021 and served as its Chief Executive Officer and Chairman until it merged with ZyVersa Therapeutics in 2022, and has continued to serve as a current member of ZyVersa’s board of directors. Mr. O’Connor served as Chief Executive Officer and as a member of the board of directors of OncoSec from 2017 to 2021. Mr. O’Connor also served as President, Chief Executive Officer, member of the board of directors and in other executive leadership roles at Advaxis, from January 2013 to July 2017, and previously served as Senior Vice President and General Counsel at Bracco, from 2008 to 2012. Mr. O’Connor served as Senior Vice President, General Counsel and Secretary and other senior leadership roles at ImClone from 2002 to 2008. He was also a senior leader and General Counsel at PharmaNet, (today, Syneos Health, Inc.), from 1998 to 2001. In 2017, Mr. O’Connor was appointed to the New Jersey Biotechnology Task Force by its then Governor. From 2016 to 2021, Mr. O’Connor served as a member of the Board of Trustees of BioNJ, a non-profit organization representing research-based life sciences companies, and previously served as its Vice Chairman and Chairman of its Nominating Committee for several years. He earned a J.D. from the Dickinson School of Law of Pennsylvania State University, previously serving as an advisor to its Dean, and holds a B.A. in English from Boston University. Mr. O’Connor is a graduate of the United States Marine Corps Officer Candidate School, earning a commission as a Second Lieutenant, and thereafter attaining the rank of Captain. He was deployed to Saudi Arabia for Operation Desert Shield. Mr. O’Connor was previously an Assistant Prosecutor in Somerset County, New Jersey, and served as the Chief Law Clerk to the Hon. Edward W. Beglin, Assignment Judge of Union County, New Jersey. Mr. O’Connor has served on a non-profit board of directors relating to youth sports and was previously appointed, then elected, to serve on the Board of Education of the Hopewell Township Regional School District, New Jersey. Our Board and Nominating Committee believes that Mr. O’Connor’s extensive leadership experience, as well as extensive experience in all aspects of drug development and board membership, qualifies him to serve on our Board.

Paul Maier, 75, has served as our director since February 2022. Mr. Maier currently serves as a board member of Small Pharma, Inc, a life science company, since November 2021, Eton Pharmaceuticals, Inc., a life science company, since September 2017, as a board member of Biological Dynamics, Inc., a private diagnostics company, since November 2014 and as a board member of International Stem Cell Corporation, a life science company, since July 2007. Previously, Mr. Maier was the Chief Financial Officer at Sequenom, Inc., a genomic analysis company, from 2009 to 2014. Mr. Maier also served as Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals Incorporated, a biopharmaceutical company, from 1992 to 2007, and as independent financial consultant to certain life sciences companies. Previously, Mr. Maier served on the board of directors of 4D Pharma PLC., a biotechnology company, from February 2021 to July 2022, Ritter Pharmaceuticals, Inc., a biotechnology company, from March 2015 until its merger with Qualigen, Inc. in May 2020, Apricus Biosciences Inc., a pharmaceutical company, from May 2012 until its merger with Seelos in January 2019, and MabVax Therapeutics Holdings, Inc., a clinical-stage oncology drug development company, from June 2014 to July 2018. Mr. Maier holds a B.S. in business logistics from the Pennsylvania State University and an M.B.A. from Harvard University. Our Board and Nominating Committee believes that Mr. Maier’s considerable experience in leading and managing pharmaceutical companies, along with his financial experience, qualifies him to serve on our Board.

Board Diversity

In accordance with Nasdaq listing standards, the members of the Board have self-identified a number of attributes related to their diversity. The following is a matrix showing the makeup of those self-reported attributes:

Board Diversity Matrix (As of the Record Date)
Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	2	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, its senior management and its independent auditors, the Board has affirmatively determined that the following five current directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Chang, Ms. Hermans, Dr. Loesberg, Mr. Maier and Dr. Rupalla. Additionally, the Board previously affirmatively determined that Olivia Ware, our former director, was independent, as that term is defined under the rules and regulations of the SEC and the New York Stock Exchange, the exchange on which our ADSs were listed at the time of Ms. Ware’s service as our director. In making these determinations, the Board found that none of these directors or the nominee for director had a material or other disqualifying relationship with us.

In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between our company and entities with which some of our directors are or have been affiliated. The Board considered Mr. O’Connor’s employment as our Chief Executive Officer and determined that such relationship would not interfere with Mr. O’Connor’s exercise of independent judgment in carrying out his responsibilities as a director. Additionally, the Board considered the following relationships and transactions that occurred during any 12-month period within the last three fiscal years and determined that they were not material direct or indirect relationships with our company:

•	Dr. Tian, our former director, was employed as our Chief Executive Officer;

•

Xiao Le, our former director, was the director of Corporate Development and Investment of WuXi AppTec Co., Ltd. (“AppTec Co”), which provided us with testing and research services and received payment for those services during the preceding three fiscal years; and

•

Edward Hu, our former director, Global Chief Investment Officer, an executive director, and the Vice Chairman of AppTec Co, which provided us with testing and research services and received payment for those services during the preceding three fiscal years.

Based on this review, the Board affirmatively determined that the director nominated for election at the Annual General Meeting is independent under the standards set forth in our Corporate Governance Guidelines and applicable Nasdaq rules.

BOARD LEADERSHIP STRUCTURE

The Board has an independent chair, Dr. Rupalla, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to oversee our major financial risk exposures and the steps our management has taken to monitor and control these exposures by reviewing and discussing guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of any internal audit function. Audit committee responsibilities also include oversight of cybersecurity risk management. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the head of our risk management group at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. The Board has delegated to the chairperson of the Board the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met 21 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The following table provides membership and meeting information for fiscal year 2022 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance(4)
Kate Hermans(1)	X		X
Katrin Rupalla, Ph.D.		X	X*
Janet Loesberg, Pharm.D.	X	X*
Olivia C. Ware, M.B.A.(2)	X	X	X
Paul Maier(3)	X*	X	X
Total meetings in fiscal year 2022	3	7	2

*	Committee Chairperson
(1)

Ms. Hermans served as a member of our Audit Committee and Nominating Committee from her appointment to the Board on June 30, 2022, until her resignation from such committees in connection with her appointment as our Interim Chief Executive Officer on August 15, 2022. Ms. Hermans was reappointed to the Audit Committee and Nominating Committee on November 1, 2022 upon the appointment of Mr. O’Connor as our Chief Executive Officer.

(2)	Ms. Ware served as a member of the Board, as well as the Audit Committee, Compensation Committee and Nominating Committee until her resignation on June 30, 2022.
(3)	Mr. Maier was appointed to the Nominating Committee on April 20, 2022.
(4)	Mr. Chang was appointed to the Nominating Committee on April 18, 2023.

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our company.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our consolidated financial statements. For this purpose, the purpose of the Audit Committee is responsible for, among other things:

•	evaluating and making recommendations to the Board for the engagement of the independent auditors;

•	reviewing and approving the engagement of the independent auditors to perform any proposed audit and permissible non-audit services;

•	assessing the qualifications, performance and independence of the independent auditors, including the evaluation of the lead audit partner;

•	reviewing reports by the independent auditors describing the independent auditors’ internal quality-control procedures and any materials issues raised in such report;

•	overseeing the policies and procedures as required by applicable rules and regulations governing how we may employ individuals who are or once were employed by the independent auditors;

•	reviewing with management and the independent auditors the results of the annual audit;

•

reviewing our annual audited consolidated financial statements and quarterly consolidated financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•

reviewing and discussing with management and the independent auditors any earnings press releases and other financial information and guidance regarding our results of operations provided publicly or to ratings agencies;

•	overseeing the preparation of any report required by applicable rules and regulations to be included in our proxy statement;

•	reviewing and discussing with management and the independent auditors significant issues regarding accounting principles and financial-statement presentation;

•	reviewing and discussing with the independent auditors and management any problems, difficulties or disagreements, and management’s response thereto;

•

reviewing and discussing with management and the independent auditor our policies on financial risk management and assessment and the adequacy and effectiveness of our information securities policies and practices;

•

should an internal audit function be established, reviewing the audit plan of the internal audit team and discussing with that team the adequacy and effectiveness of the scope, staffing, and general audit approach;

•

conferring with management and the auditors as appropriate concerning the scope, design, adequacy and effectiveness of internal control over financial reporting and our disclosure controls and procedures the adequacy and effectiveness of our information security policies and practices and the internal controls regarding information security, including those concerning data privacy, cybersecurity and backup of information systems;

•

consider and review with management, the independent auditors, and outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding our financial statements or accounting policies;

•

overseeing procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal controls or auditing matters and submissions by employees concerning questionable accounting or auditing matters;

•	reviewing management’s efforts to maintain compliance with our programs and policies adhering to applicable laws and rules; and

•	reviewing and approving related party transactions.

The Audit Committee is composed of three directors: Ms. Hermans, Dr. Loesberg and Mr. Maier. The Audit Committee met three times during the last fiscal year. The Board has adopted a written Audit Committee charter that is available to shareholders on our website at https://ir.ambrx.com/. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board has also determined that Mr. Maier qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Maier’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2022 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in our Annual Report.

Kate Hermans

Janet Loesberg, Pharm.D.

Paul Maier

*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of our company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Dr. Rupalla, Dr. Loesberg, and Mr. Maier. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met seven times during the last fiscal year. The Board has adopted a written Compensation Committee charter that is available to shareholders on our website at https://ir.ambrx.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate.

The Compensation Committee is responsible for, among other things:

•	reviewing, evaluating and, if necessary, revising our overall compensation policies;

•

reviewing and approving the compensation and other terms of employment of our chief executive officer, other executive officers and senior management and evaluating the performance of our chief executive officer and, other executive officers and senior management in achieving corporate performance goals and objectives;

•	reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to members of the Board;

•

appointing, selecting, retaining and terminating any compensation and oversight of the work of compensation consultants, legal counsel, or any other advisors engaged for the purpose of advising the Compensation Committee;

•	adopting, amending, terminating and administering our equity awards, pension, and profit sharing plans, bonus plans, benefit plans and other similar programs;

•

reviewing and discussing with management any conflicts of interest raised by the work of a compensation consultant or other advisor hired by the Compensation Committee or management and how such conflict is being addressed, and prepare any necessary disclosure in our public filings in accordance with applicable SEC rules and regulations;

•	overseeing the preparation of any report required by applicable rules and regulations to be included in our public filings relating to compensation policy and practices; and

•	such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets whenever its members deem a meeting necessary or appropriate, and typically at least quarterly. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and Radford/Aon (“Radford”). The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not be present during the voting or deliberations regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of our company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of our company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford as compensation consultants. The Compensation Committee requested that Radford evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals and assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy. As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Radford also conducted individual interviews with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved certain recommendations of Radford.

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for, among other things:

•	selecting and recommending to our Board nominees for election by the shareholders or appointment by the board;

•

reviewing periodically the performance of our Board and the current composition of our Board and each committee with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•	reviewing periodically the processes and procedures that we use to provide information to our Board and its committees and recommending improvements as appropriate;

•

reviewing periodically with our chief executive officer the plans for succession to the officers of our company’s chief executive officer and other key executives and making recommendations to our Board with respect to the selection of appropriate individuals to succeed these positions; and

•

advising our Board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

The Nominating Committee is composed of four directors: Dr. Rupalla, Ms. Hermans, Mr. Maier and Mr. Chang. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating Committee met two times during the last fiscal year. The Board has adopted a written Nominating Committee charter that is available to shareholders on our website and https://ir.ambrx.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.

The Nominating Committee evaluates candidates for our Board using criteria approved by the Board, including consideration of the potential conflicts of interest, director independence, and other requirements. The Nominating Committee monitors and evaluates the composition, organization, and size of the Board.

The Nominating Committee appreciates the value of thoughtful Board refreshment, and regularly evaluates directors’ interests, independence, experience, qualifications and the independence and experience requirements imposed by the SEC and Nasdaq and recommends to the entire Board periodically the chairmanship and membership of each committee. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis and every three years, conducted with an outside consultant. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating Committee will consider director candidates recommended by shareholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board in the 2024 annual general meeting may do so by delivering a notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2024.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, we have not provided a formal process related to shareholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the Nominating Committee will give full consideration to the adoption of a formal process for shareholder communications with the Board and, if adopted, publish it promptly and post it to our website.

CODE OF BUSINESS CONDUCT AND ETHICS

We maintain a Code of Business Conduct and Ethics that applies to all our directors, executives, employees and independent contractors of our company and our subsidiaries. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on our website at www.ambrx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions that are required to be disclosed pursuant to SEC rules, we will promptly disclose the nature of the amendment or waiver on our website or in a current report on Form 8-K. Information contained in, or that can be accessed through, our website is not incorporated by reference herein, and you should not consider information on our website to be part of this Proxy Statement or our Annual Report.

PROHIBITION ON SPECULATIVE TRADING*

Under the terms of our insider trading and window period policy, none of our employees, directors or consultants may engage in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our securities at any time.

* The disclosure under the caption “Prohibition on Speculative Trading” is not to be incorporated by reference in any filing of our company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

APPROVAL OF INCREASE IN AUTHORIZED SHARE CAPITAL

The Board is requesting shareholder approval by way of an ordinary resolution of an increase in the authorized share capital from US$60,000 divided into 600,000,000 shares of US$0.0001 each to US$60,000 divided into (a) 950,000,000 Ordinary Shares of US$0.0001 each, and (b) 100,000,000 shares of US$0.0001 each of such class or classes (however designated) as our Board may determine in accordance with our memorandum and articles of association, by the creation of (i) 350,000,000 Ordinary Shares of US$0.0001 each and (ii) 100,000,000 shares of US$0.0001 each of such class or classes (however designated) as our Board may determine in accordance with our memorandum and articles of association (the “Authorized Share Increase”).

The additional Ordinary Shares to be authorized by the Authorized Share Increase would have rights identical to the currently issued and outstanding Ordinary Shares. The approval of the Authorized Share Increase and issuance of the Ordinary Shares would not affect the rights of the holders of currently issued and outstanding Ordinary Shares, except for effects incidental to increasing the number of our Ordinary Shares, such as dilution of the earnings per share and voting rights of current holders of Ordinary Shares.

The additional authorized but unissued undesignated shares may be designated by the Board in its absolute discretion as one or more classes or series of shares as they deem necessary or appropriate in accordance with our memorandum and articles of association. Our memorandum and articles of association provide that the Board may, without further action by our shareholders, determine the designations, powers, preferences, privileges and other rights attaching to such shares, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding shares, at such times and on such other terms as they think proper.

Background

In addition to the 386,486,014 Ordinary Shares issued and outstanding on March 31, 2023, we have also reserved, as of March 31, 2023, 91,529,455 ordinary shares for issuance pursuant to our equity incentive and employee stock purchase plans, meaning that we presently have 121,984,531 authorized shares available for issuance, which is insufficient to meet our needs in connection with future financings or strategic transactions and properly incentivizing our key personnel.

Purposes and Effects of the Authorized Share Increase

The Board is recommending the Authorized Share Increase to provide our company with appropriate flexibility to issue additional shares in the future on a timely basis if such need arises in connection with potential financings, business combinations or other corporate purposes. Approval of the Authorized Shares Increase could enable us to take advantage of market conditions, the availability of more favorable financings, and opportunities for business combinations and other strategic transactions, without the potential delay and expense associated with convening a special shareholders’ meeting.

Our success also depends in part on our continued ability to attract, retain and motivate highly qualified management and key personnel. If this proposal is not approved by our shareholders, the lack of unissued and unreserved authorized shares to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our shareholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations or partnerships, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

The Authorized Share Increase will not, by itself, have an immediate dilutive effect on our current shareholders. However, if this proposal is approved, unless otherwise required by applicable law or stock exchange rules, the Board will be able to issue the additional shares from time to time in its discretion without further action or authorization by the shareholders. The newly authorized shares would be issuable for any proper corporate purpose, including capital raising transactions of equity or convertible debt securities, the establishment of collaborations or other strategic agreements, share splits, share dividends, issuance under current or future equity incentive plans, future acquisitions, investment opportunities, or for other corporate purposes. The future issuance of additional shares or securities convertible into our shares may occur at times or under circumstances that could result in a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of the present holders of our Ordinary Shares.

Although the Authorized Share Increase has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Company aware of any attempt, or contemplated attempt, to acquire control of it), the Authorized Share Increase may also, under certain circumstances, be construed as and / or be utilized to have an anti-takeover effect. In addition to the Authorized Share Increase, our memorandum and articles of association also include other provisions which could be construed as and / or be utilized to have an anti-takeover effect.

The affirmative vote of the holders of a majority of the votes cast by holders of Ordinary Shares, being entitled to do so, will be required to approve the Authorized Share Increase.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL, CONFIRMATION AND RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the Annual General Meeting. Deloitte & Touche LLP has audited our consolidated financial statements since 2020. Representatives of Deloitte & Touche LLP are expected to be present at the Annual General Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions that have been submitted in advance of the Annual General Meeting.

Neither our memorandum and articles of association nor other governing documents or law require shareholder approval, confirmation and ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the shareholders for approval, confirmation and ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche, LLP. Even if the selection is approved, confirmed and ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our shareholders.

The affirmative vote of the holders of a majority of the Ordinary Shares present virtually or represented by proxy and entitled to vote on the matter at the Annual General Meeting will be required to approve, confirm and ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2022 and 2021, by Deloitte & Touche LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2022	2021
	(in thousands)
Audit Fees	$1,283	$1,213
Audit-related Fees	—	—
Tax Fees	148	174
All Other Fees	2	—

Total Fees	$1,433	$1,387

Audit Fees. Audit fees represents fees and out-of-pocket expenses for professional services provided in connection with the audit of our annual consolidated financial statements, review of quarterly consolidated financial statements and services that are normally provided by the independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of quarterly consolidated financial statements and statutory audits required by U.S. jurisdictions and non-U.S. jurisdictions and also public offering service fees occurred in the fiscal year if applicable.

Tax fees. Tax fees consisted of fees and out-of-pocket expenses relating to tax compliance services and advice including relating to our assessment of our passive foreign investment status.

All Other Fees. All Other Fees consisted of fees relating to our subscription to a Deloitte & Touche LLP online research tool.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee reviews and pre-approves the scope and the cost of audit services related to our company and permissible non-audit services performed by the independent auditors. All of the services rendered to our company provided by Deloitte & Touche LLP during the last fiscal year have been approved by the Audit Committee.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

APPROVAL OF AN ADJOURNMENT OF THE ANNUAL GENERAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

General

If the Annual General Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 2, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the Annual General Meeting at that time in order to enable the Board to solicit additional proxies.

In this proposal, we are asking our shareholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual General Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board), to solicit additional proxies in the event there are not sufficient votes to approve Proposal 2. If our shareholders approve this proposal, we could adjourn the Annual General Meeting and any adjourned or postponed session of the Annual General Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our shareholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 2, we could adjourn the Annual General Meeting without a vote on such proposal and seek to convince our shareholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Annual General Meeting, no notice of the adjourned meeting is required to be given to our shareholders, other than an announcement at the Annual General Meeting of the time and place to which the Annual General Meeting is adjourned, so long as the Annual General Meeting is not adjourned for fourteen calendar days or more. At the adjourned meeting, we may only transact any business left unfinished and which might have been transacted at the original meeting.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the Ordinary Shares present virtually or represented by proxy and entitled to vote on the matter at the Annual General Meeting will be required. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NUMBER 4.

EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected. Biographical information for our executive officers as of the Record Date is set forth below. The following table identifies our current executive officers, their age, and their respective offices and positions as of the Record Date.

Name	Age	Position
Daniel O’Connor	58	President, Chief Executive Officer and Director
Sonja Nelson	50	Chief Financial and Operating Officer

Daniel O’Connor’s biographical information is set forth under “Proposal 1: Election of Director.”

Sonja Nelson has served as our Chief Financial Officer since June 30, 2021 and as our Chief Operating Officer since October 2022. Ms. Nelson previously served as Senior Vice President, Finance at Immunity Bio, Inc. (“ImmunityBio”). From June 2018 to March 2021, Ms. Nelson served as Chief Financial Officer at NantKwest, Inc. (“NantKwest”), a public biotechnology company (NantKwest and ImmunityBio completed a merger in March 2021). Ms. Nelson previously served as NantKwest’s Chief Accounting Officer from May 2016 to June 2018 and as its Vice President and Corporate Controller from November 2015 to May 2016. Prior to joining NantKwest, Ms. Nelson was Vice President and Corporate Controller at AltheaDx, Inc., a private molecular diagnostics company, from July 2014 through October 2015. Previously, Ms. Nelson was Senior Director and Controller at Cadence Pharmaceuticals, Inc., a public pharmaceuticals company (acquired by Mallinckrodt plc), from May 2012 through June 2014. Prior to that, Ms. Nelson was Director, General Accounting at Cricket Communications, Inc., a wireless services provider (acquired by AT&T, Inc.), from September 2008 through May 2012. Ms. Nelson has served as a director at Motus GI Holdings, Inc. since June 2021. Ms. Nelson began her career with KPMG LLP, holds a B.A. in business administration with specialization in taxation and auditing from the University of Applied Sciences in Pforzheim, Germany, and is a Certified Public Accountant.

Family Relationships

There are no family relationships among any of our executive officers or directors.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Ordinary Shares as of March 31, 2023 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares;

•	each of our directors, including the nominee named herein;

•	each of our named executive officers; and

•	all current executive officers and directors of our company as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a shareholder and the percentage ownership of such shareholder, we deemed to be outstanding all shares subject to options held by the shareholder that are currently exercisable or exercisable as of May 30, 2023, which is 60 days after March 31, 2023. These shares are deemed to be outstanding and beneficially owned by the shareholder holding such options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder. Except as indicated by the footnotes below and subject to community property laws where applicable, we believe, based on information furnished to us, that the shareholder named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. This table is based upon information supplied by officers and directors and Schedules 13D and 13G filed with the SEC.

Applicable percentage ownership is based on 386,486,014 Ordinary Shares outstanding as of March 31, 2023.

Unless otherwise indicated, the address for each shareholder listed in the table below is c/o Ambrx Biopharma Inc., 10975 North Torrey Pines Road, La Jolla, California 92037.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Equivalent Number of ADSs Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Daniel O’Connor	—	—	—%
Sonja Nelson(2)	1,924,285	274,897	*
Xiaowei Chang, C.F.A.	—	—	—
Kate Hermans(3)	274,166	39,166	*
Janet Loesberg, Pharm.D.(4)	64,166	9,166	*
Paul Maier(5)	87,500	12,500	*
Katrin Rupalla, Ph.D.(6)	104,166	14,880	*
All current executive officers and directors as a group (7 persons)(7)	2,454,283	350,609	*
5% or Greater Shareholders
Entities affiliated with Darwin Global(8)	79,132,011	11,304,573	20.5%
Entities affiliated with Cormorant(9)	52,500,008	7,500,001	13.6%
HOPU Reunion Company Limited(10)	38,952,409	5,564,629	10.1%
Commodore Capital LP(11)	35,700,000	5,100,000	9.2%
Entities affiliated with WuXi(12)	29,267,687	4,181,098	7.6%
Entities affiliated with Venrock(13)	26,740,000	3,820,000	6.9%
Entities affiliated with D.E. Shaw Valence Portfolios L.L.C(14)	22,050,000	3,150,000	5.7%

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 386,486,014 Ordinary Shares outstanding on March 31, 2023, adjusted as required by rules promulgated by the SEC.

(2)	Consists of 1,924,285 ordinary shares underlying options that are exercisable by Ms. Nelson within 60 days of March 31, 2023.
(3)	Consists of 274,166 ordinary shares underlying options that are exercisable by Ms. Hermans within 60 days of March 31, 2023.
(4)	Consists of 64,166 ordinary shares underlying options that are exercisable by Dr. Loesberg within 60 days of March 31, 2023.
(5)	Consists of 87,500 ordinary shares underlying options that are exercisable by Mr. Maier within 60 days of March 31, 2023.
(6)	Consists of 104,166 ordinary shares underlying options that are exercisable by Dr. Rupalla within 60 days of March 31, 2023.
(7)	Consists of the securities described in footnotes 2, 3, 4, 5 and 6 above.
(8)

Consists of (i) 5,761,532 ordinary shares held by a sub-account (the “Managed Account”) to which Darwin Global Management, Ltd., a limited company incorporated under the laws of Jersey (“Darwin Global”) serves as a sub-advisor and (ii) 73,370,479 ordinary shares held by Darwin Global Master Fund Ltd. (“Darwin Master Fund”), a Cayman Islands exempted company. Darwin Global serves as an investment manager to Darwin Master Fund. Dr. Abhishek Trehan is the Chief Investment Officer and the controlling person of Darwin Global. Dr. Trehan specifically disclaims beneficial ownership of these securities, which he does not directly own. The address for each of Darwin Global, Darwin Master Fund and Dr. Trehan is Whiteley Chambers, Don Street, St. Helier, Jersey JE2 4TR. The foregoing information is based on Schedule 13D filed on March 8, 2023.

(9)

Consists of (i) 42,771,365 ordinary shares held by Cormorant Global Healthcare Master Fund, LP (“Cormorant Master Fund”) and (ii) 9,728,635 ordinary shares held by Cormorant Private Healthcare Fund III, LP (“Fund III”). Cormorant Global Healthcare GP, LLC (“Global GP”) is the general partner of Cormorant Master Fund and Cormorant Private Healthcare GP III, LLC (“Private GP”) is the general partner of Fund III. Cormorant Asset Management LP (“Cormorant Management” and together with Cormorant Master Fund, Fund III, Global GP and Private GP, the “Cormorant Funds”) serves as the investment manager to Cormorant Master Fund and Fund III. Bihua Chen serves as the managing member of Global GP, Private GP and the general partner of Cormorant Management. Ms. Chen and each of the Cormorant Entities disclaims beneficial ownership of the securities reported herein except to the extent of its or her pecuniary interest therein. The address for Ms. Chen and the Cormorant Funds is 200 Clarendon Street 52nd Floor Boston, Massachusetts 02116. The foregoing information is based on Schedule 13G/A filed on March 13, 2023 and information known to us.

(10)

Consists of 38,952,409 ordinary shares held by HOPU Reunion Company Limited. The address for HOPU Reunion Company Limited is Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.

(11)

Consists of 35,700,000 ordinary shares held by Commodore Capital Master LP, a Cayman Islands exempted limited partnership (“Commodore Master”). Commodore Capital LP, a Delaware limited partnership (the“Firm”), as the investment manager to Commodore Master, may be deemed to beneficially own these securities. Michael Kramarz and Robert Egen Atkinson are the managing partners of the Firm and exercise investment discretion with respect to these securities. Each of Commodore Master, the Firm, Mr. Kramarz and Mr. Atkinson disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein. The address for the Firm and Commodore Master is 444 Madison Avenue, Floor 35, New York, New York 10022. The foregoing information is based upon Schedule 13G/A filed on March 3, 2023.

(12)

Consists of 29,267,687 ordinary shares held by Wuxi PharmaTech Healthcare Fund I L.P. (“PharmaTech”). AppTec Co is the indirect parent company and ultimate beneficial owner of PharmaTech and shares voting and investment authority over these securities. The address for PharmaTech and AppTec Co is 288 Fute Zhong Road, Pudong New Area, Shanghai 200131, China. The foregoing information is based on a Schedule 13G filed on February 8, 2022 and information known to us.

(13)

Consists of (i) 7,029,946 ordinary shares owned by Venrock Healthcare Capital Partners III, L.P. (“VHCP III LP”), (ii) 703,262 ordinary shares held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-Investment III”) and (iii) 19,006,792 ordinary shares held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”). VHCP Management III, LLC (“VHCP Management III”) is the general partner of VHCP III LP and the manager of VHCP Co-Investment III. VHCP Management EG, LLC (“VHCP Management EG” and collectively with VHCP III LP, VHCP Co-Investment III, VHCP EG and VHCP Management III, the “Venrock Entities”) is the general partner of VHCP EG. Nimish Shah and Bong Koh are the voting members of VHCP Management III and VHCP Management EG. The New York address for the Venrock Entities and Messrs. Shah and Koh is 7 Bryant Park, 23rd Floor, New York, New York 10018 and the Palo Alto address for the Venrock Entities and Messrs. Shah and Koh is 3340 Hillview Avenue, Palo Alto, California 94304. The foregoing information is based upon Schedule 13G filed on February 27, 2023.

(14)

Consists of (i) 16,537,500 ordinary shares owned by D.E. Shaw Valence Portfolios, L.L.C. (“DESVP”) and (ii) 5,512,500 ordinary shares held by D.E. Shaw Oculus Portfolios, L.L.C. (“DESOP”). David ER. Shaw is President and sole shareholder of D.E. Shaw & Co., Inc, which is the general partner of D.E. Shaw & Co., L.P, which in turn in the is the investment advisor of DESVP and DESOP and by virtue of David E. Shaw’s position as President and sole shareholder of D.E. Shaw & Co. II, Inc., which is the managing member of D.E. Shaw & Co., L.L.C., which in turn is the manager of DESVP and DESOP. Mr. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of the 22,050,000 shares. The address for the D.E. Shaw Entities and Mr. Shaw is 1166 Avenue of the Americas, 9th Floor, New York, New York 10036. The foregoing information is based upon Schedule 13G filed on March 16, 2023.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2022, consisting of our principal executive officer, our two former principal executive officers, the next most highly compensated executive officer employed by us as of December 31, 2022, and the next mostly highly compensated executive officer who was not employed by us on December 31, 2022, were:

•	Daniel O’Connor, our President and Chief Executive Officer

•	Kate Hermans, our former Interim Chief Executive Officer

•	Feng Tian, Ph.D., our former Chief Executive Officer

•	Sonja Nelson, our Chief Financial and Operating Officer

•	Janice Lu, M.D., Ph.D., our former Chief Medical Officer

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of the Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2022 and 2021, compensation awarded to or paid to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary ($)(2)		Bonus ($)	Option Awards ($)(3)		Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Daniel O’Connor	2022	$69,000		—	$524,229		$34,500	$61,439	$689,168
President and Chief Executive Officer(1)
Kate Hermans	2022	$125,672	(6)	—	$140,458	(7)	$48,125	$28,196	$342,451
Former Interim Chief Executive Officer(5)
Feng Tian, Ph.D.	2022	$365,158		—	$9,366		—	$482,397	$856,921
Former Chief Executive Officer(8)	2021	$454,731		—	—		$207,900	$9,861	$672,492
Sonja Nelson	2022	$424,327		$595,000	$555,050		$153,000	$6,093	$1,733,470
Chief Financial and Operating Officer	2021	$192,000		—	$4,537,072		$86,014	$427	$4,815,514
Janice Lu, M.D., Ph.D.	2022	$227,036		—	$1,242,000		—	$481,131	$1,950,167
Former Chief Medical Officer(9)

(1)	Mr. O’Connor joined our company as our President and Chief Executive Officer in November 2022.
(2)

The amounts reported in this column represent, (i) for Mr. O’Connor, salary paid to Mr. O’Connor since the commencement of his employment (prorated based on an annual salary of $460,000); (ii) for Ms. Hermans, salary paid to Ms. Hermans during her employment (prorated based on an annual salary of $462,000); (iii) for Dr. Tian in 2022, $303,854 in salary paid to Dr. Tian until the termination of his employment

(prorated based on an annual salary of $462,000) and a $61,304 cash payment for unused vacation time; and (iv) for Dr. Lu, $212,885 in salary paid to Dr. Lu during her employment (prorated based on an annual salary of $450,000) and a $14,151 cash payment for unused vacation time.
(3)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each share option granted computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in the Proxy Statement. Our named executive officers will only realize compensation to the extent the trading price of our ADSs, which each represent seven of our Ordinary Shares, is greater than seven times the exercise price of such share options. For Dr. Tian, amount represents the incremental accounting expense that resulted from extending Dr. Tian’s post-termination exercise period pursuant to the terms of his advisor agreement as described below under “—Agreements with our Named Executive Officers.”

(4)

The amounts reported in this column represent, (i) for Mr. O’Connor, $1,062 of matching payments under our 401(k) plan, $377 in life insurance premiums and a $60,000 temporary housing allowance payment; (ii) for Ms. Hermans, $1,644 of matching payments under our 401(k) plan, $303 in life insurance premiums and $26,250 in temporary housing allowance payments; (iii) for Dr. Tian in 2022, $8,700 of matching payments under our 401(k) plan, $1,697 in life insurance premiums, $462,000 in severance payments and $10,000 in fees paid to Dr. Tian for his advisory services in October 2022; (iv) for Dr. Tian in 2021, $8,550 of matching payments under our 401(k) plan and $1,311 in life insurance premiums; (v) for Ms. Nelson in 2022, $5,238 of matching payments under our 401(k) plan and $855 in life insurance premiums; (vi) for Ms. Nelson in 2021, $427 in life insurance premiums; and (vii) for Dr. Lu, $1,131 in life insurance premiums, $30,000 in temporary housing allowance payments and $450,000 in severance payments accrued at December 31, 2022 and paid in January 2023.

(5)

Ms. Hermans served as our Interim Chief Executive Officer from August 2022 to November 2022. While Ms. Hermans continues to serve as a member of the Board, her employment with us terminated on November 1, 2022.

(6)

The amount reported consists of compensation earned in connection with Ms. Hermans’ employment as our former Interim Chief Executive Officer and includes $19,192 earned in connection with her service as a non-employee director.

(7)

The amount reported represents an option to purchase 210,000 Ordinary Shares awarded to Ms. Hermans in connection with her employment as our former Interim Chief Executive Officer and includes options to purchase an aggregate of 315,000 Ordinary Shares that were awarded to Ms. Hermans in connection with her service as a non-employee director.

(8)

Dr. Tian served as our Chief Executive Officer from July 2018 to August 2022. Dr. Tian’s employment with us terminated on August 15, 2022. Dr. Tian’s resignation was not the result of any disagreement with our company.

(9)	Dr. Lu served as our Chief Medical Officer from May 2022 to November 2022. Dr. Lu’s employment with us terminated on November 1, 2022.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

The Compensation Committee has historically determined our executives’ compensation and determines the compensation of our named executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then approves the compensation of each executive officer after discussions without members of management present.

ANNUAL BASE SALARY

Base salaries for our named executive officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries are reviewed, determined, and approved periodically, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board with executives at other companies. The annualized 2022 base salaries for our named executive officers were as follows: (i) $460,000 for Mr. O’Connor; (ii) $462,000 for Ms. Hermans, solely in connection with her service as our Interim Chief Executive Officer; (iii) $462,000 for Dr. Tian; (iv) $425,000 for Ms. Nelson; and (v) $450,000 for Dr. Lu.

BONUS AND NON-EQUITY INCENTIVE PLAN COMPENSATION

In addition to base salaries, our named executive officers are eligible to receive annual performance-based bonuses, which are designed to provide appropriate incentives to our executive officers to achieve pre-established annual corporate goals and to reward them for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that the Board establishes each year. At the end of the year, the Compensation Committee reviews our performance against each corporate goal and approves the extent to which we achieved each of our corporate goals. The annual performance-based bonus for fiscal year 2022 did not apply to Dr. Tian or Dr. Lu, as they were not employed by us as of December 31, 2022, however, Ms. Hermans was eligible to receive a performance-based bonus prorated for the number of full calendar months during fiscal year 2022 that she was continuously and actively employed in the full-time position of Interim Chief Executive Officer, as described under “—Agreements with our Named Executive Officers” below.

The Compensation Committee generally considers each named executive officer’s individual contributions towards reaching our annual corporate goals but does not typically establish specific individual goals for our named executive officers. There is no minimum bonus percentage or amount established for the named executive officers and, thus, the bonus amounts vary from year to year based on achievement of corporate goals and assessment of individual performance, in each case pursuant to the terms of the executive officer’s employment agreement described below. For 2022, Mr. O’Connor’s target performance bonus was 50% of his base salary, Ms. Hermans’ target performance bonus was 50% of her base salary, Dr. Lu’s target performance bonus was 40% of her base salary, Dr. Tian’s target performance bonus was 50% of his base salary, and Ms. Nelson’s target performance bonus was 40% of her base salary.

Our corporate performance goals for 2022, as established by our Board, consisted of goals for ARX788, ARX517, preclinical and technology/platform goals and certain financial and strategic goals. In February 2023, the Compensation Committee determined that our 2022 corporate goals had been achieved at a level of 90%. The actual annual performance-based bonuses awarded to each applicable named executive officer for 2022 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

In October 2022, in connection with Ms. Hermans’ transition from Interim Chief Executive Officer back to service on our Board, the Compensation Committee determined that the corporate and/or individual objectives and milestones as determined by the Board in consultation with Ms. Hermans had been achieved at a level of 100%. As a result, in October 2022, the Compensation Committee determined that Ms. Hermans was entitled to 100% of her target bonus, resulting in a bonus of $48,125 for Ms. Hermans (which such amount is prorated for the 2.5 months that Ms. Hermans was continuously and actively employed in the full-time position of Interim Chief Executive Officer) as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

In March 2022, we entered into a retention bonus agreement with Ms. Nelson providing eligibility to receive a retention bonus in the aggregate amount of $595,000, payable in two equal installments, subject to her continuous employment with us through each payment date. In July 2022 and December 2022, we paid the full amount of such retention bonus to Ms. Nelson, as reflected in the “Bonus” column of the Summary Compensation Table above.

EQUITY-BASED INCENTIVE AWARDS

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our shareholders. In addition, we believe that our ability to grant equity-based incentive awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

Our Board and shareholders approved our Amended and Restated Share Incentive Plan, as amended (“Share Incentive Plan”), in June 2016, as amended and restated in August 2019, and as further amended in February 2021, under which we have granted options to eligible participants (collectively, “awards”). Our Board adopted, and our shareholders approved, our 2021 Equity Incentive Plan (“2021 Plan”) in June 2021. Our 2021 Plan provides for the grant of incentive share options to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory share options, share appreciation rights, restricted share awards, restricted share unit awards, performance awards and other forms of share awards to employees, directors, and consultants, including employees and consultants of our affiliates. Our 2021 Plan is a successor to and continuation of our Share Incentive Plan and became effective in connection with our initial public offering. Our Board adopted, and our shareholders approved, our 2021 Employee Share Purchase Plan (“ESPP”) in June 2021. The ESPP became effective in connection with our initial public offering. The ESPP was suspended indefinitely, effective December 16, 2022. Following adoption of our 2021 Plan and ESPP, we have granted all equity awards pursuant to the 2021 Plan and ESPP. We have historically granted options to our named executive officers.

On January 27, 2023, the Compensation Committee approved an amendment to certain of our outstanding options under the 2021 Plan and the Share Incentive Plan, each of which had an exercise price per Ordinary Share that was higher than the fair market value of the Ordinary Shares as of January 27, 2023 (the “Underwater Options”), held by our employees, directors and consultants that were providing services as of such date. Each Underwater Option was amended to reduce the exercise price per Ordinary Share to $0.28 (or the equivalent of $1.95 per ADS, each representing seven Ordinary Shares), which was the fair market value of our Ordinary Shares as of January 27, 2023 (the “Repricing Amendment”). Pursuant to Section 7(b)(xii) of the 2021 Plan and Section 9.2 of the Share Incentive Plan, the Compensation Committee has the authority to adopt the Repricing Amendment under the terms of the 2021 Plan and the Share Incentive Plan, as applicable, without Company shareholder consent. All features of the Underwater Options other than the exercise price remained the same (including the number of shares, vesting schedule and expiration date).

For additional information, please see below under “—Outstanding Equity Awards at Fiscal Year End.”

Agreements with our Named Executive Officers

Below are descriptions of our employment agreements with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments Upon Termination or Change in Control” below.

Mr. O’Connor. In November 2022, we entered into an employment agreement with Mr. O’Connor, which governs the terms of his employment with us. Pursuant to his employment agreement, Mr. O’Connor is entitled to an initial annual base salary of $460,000, which was most recently increased to $575,000 in April 2023, and is eligible to receive an annual target bonus equal to 50% of his annual base salary, which was most recently increased to 55% of his annual base salary in April 2023, payable based on the achievement of certain targets as established by the Board. Pursuant to Mr. O’Connor’s employment agreement, he was also granted options to purchase 5,410,000 Ordinary Shares subsequent to Mr. O’Connor’s employment start date, with an exercise price equal to the then-current fair market value of our Ordinary Shares, and which vest over a period of four years, with 25% vesting on the first anniversary of his employment commencement date and 1/36th of the remaining Ordinary Shares vesting monthly thereafter. Pursuant to his employment agreement, Mr. O’Connor also received a $60,000 one-time cash payment as a housing allowance, which is subject to a right of repayment in the event Mr. O’Connor’s employment with our company ends before April 30, 2023 for any reason other than a resignation for “good reason” or a termination without “cause” (each, as defined in his employment agreement). Additionally, in April 2023, the Compensation Committee approved a one-time cash payment of $90,000 to Mr. O’Connor as a housing allowance for the remainder of the 2023 fiscal year. In addition, on April 26, 2023, the independent members of the Board of Directors approved a restricted stock unit (RSU) award to Mr. O’Connor of 2,750,000 Ordinary Shares pursuant to the 2021 Plan, with 25% of RSUs subject to vesting on the six month anniversary of the grant date, 25% of the RSUs vesting on the 12-month anniversary of the grant date, 25% of the RSUs vesting on the 24-month anniversary of the grant date, and 25% of the RSUs vesting on the 36-month anniversary of the grant date. Mr. O’Connor is entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Mr. O’Connor is also eligible for standard benefits such as paid time off and to participate in employee benefit plans and programs. Mr. O’Connor’s employment is at will.

Ms. Hermans. In August 2022, we entered into an employment agreement with Ms. Hermans, which governed the terms of her employment with us. The employment agreement was anticipated to continue until January 1, 2023, unless earlier terminated. Pursuant to her employment agreement, Ms. Hermans was entitled to an initial monthly base salary of $38,500 and was eligible to receive an annual target bonus equal to 50% of her monthly base salary, prorated for the number of full calendar months she was employed full-time as our Interim Chief Executive Officer, payable based on the achievement of certain targets as established by the Board in consultation with Ms. Hermans. Pursuant to her employment agreement and in connection with her service as our Interim Chief Executive Officer, Ms. Hermans also was eligible to receive certain benefits, including a monthly temporary housing allowance of $10,500, executive coaching services for up to an aggregate of $20,000 and reimbursement for reasonable out-of-pocket business expenses reasonably incurred in performance of her duties as our Interim Chief Executive Officer. Further pursuant to Ms. Hermans’ employment agreement, she was granted options to purchase 210,000 Ordinary Shares subsequent to Ms. Hermans’ employment start date, with an exercise price equal to the then-current fair market value of our Ordinary Shares, and which vest over a period of four months, with 25% vesting on each month commencing with her employment commencement date. Ms. Hermans was also eligible for standard benefits such as paid time off and to participate in employee benefit plans and programs. Ms. Hermans’ employment was at will.

Dr. Tian. In April 2022, we entered into an employment agreement with Dr. Tian, which governed the terms of his employment with us. Pursuant to his employment agreement, Dr. Tian was entitled to an initial annual base salary of $462,000 and was eligible to receive an annual target bonus equal to 50% of his annual base salary, payable based on the achievement of certain targets as established by the Board. During his employment, Dr. Tian was eligible for standard benefits such as paid time off and to participate in employee benefit plans and programs.

In August 2022, in connection with Dr. Tian’s termination, we entered into a General Release of Claims (the “Release”) and an Advisor Agreement (the “Advisor Agreement”) with Dr. Tian. Pursuant to the Release, Dr. Tian received certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Pursuant to the Advisor Agreement, Dr. Tian agreed to consult with and advise us for one month, up to a maximum of 25 hours, in exchange for a fee of $10,000 and an extension of the exercise period for the outstanding share options held by Dr. Tian on August 22, 2022 to the earlier of (i) the one-year anniversary of the Dr. Tian’s termination of continuous service, in accordance with the terms of the 2021 Plan or the Share Incentive Plan, as applicable, or (ii) the original expiration date applicable to each of Dr. Tian’s share options, unless terminated earlier in accordance with the terms of the 2021 Plan or the Share Incentive Plan, as applicable.

Ms. Nelson. In June 2021, we entered into an at-will employment agreement with Ms. Nelson, which was subsequently amended in March 2022 and which governs the terms of her employment with us. Pursuant to the terms of her employment agreement, Ms. Nelson is entitled to an initial annual base salary of $390,000, which was most recently increased to $460,000 in April 2023, and was eligible to receive an annual target bonus of 35% of her base salary, which was most recently increased to 45% of her base salary in April 2023, payable in the sole discretion of our chief executive officer and in accordance with the terms and conditions of any applicable bonus plan. Pursuant to Ms. Nelson’s employment agreement, she was also granted options to purchase 2,574,596 ordinary shares subsequent to Ms. Nelson’s employment start date, with an exercise price equal to the then-current fair market value of our Ordinary Shares, and which vest over a period of four years, with 25% of the shares subject to the option vesting on the first anniversary of her employment commencement date and 1/48th of the Ordinary Shares subject to the option vesting each month thereafter. In March 2022, we entered into a retention bonus agreement with Ms. Nelson described above under “—Bonus and Non-Equity Incentive Plan Compensation.” In addition, on April 26, 2023, the independent members of the Board of Directors approved a RSU award to Ms. Nelson of 1,000,000 Ordinary Shares pursuant to the 2021 Plan, with 25% ofthe RSUs subject to vesting on the six month anniversary of the grant date, 25% of the RSUs vesting on the 12-month anniversary of the grant date, 25% of the RSUs vesting on the 24-month anniversary of the grant date, and 25% of the RSUs vesting on the 36-month anniversary of the grant date. Ms. Nelson is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Ms. Nelson is also eligible for standard benefits such as paid time off, for reimbursement of business expenses, and to participate in employee benefit plans and programs. Ms. Nelson’s employment is at will.

Dr. Lu. In May 2022, we entered into an employment agreement with Dr. Lu, which governed the terms of her employment with us. Pursuant to her employment agreement, Dr. Lu was entitled to an initial annual base salary of $450,000 and was eligible to receive an annual target bonus equal to 40% of her annual base salary, payable based on the achievement of certain targets as established by our Chief Executive Officer. Pursuant to Dr. Lu’s employment agreement, she was also granted options to purchase 3,000,000 Ordinary Shares subsequent to Dr. Lu’s employment start date, with an exercise price equal to the then-current fair market value of our Ordinary Shares, and which vest over a period of four months, with 25% of the shares subject to the option vesting on the first anniversary of her employment commencement date and 1/48th of the Ordinary Shares subject to the option vesting each month thereafter. Pursuant to her employment agreement, Dr. Lu also was eligible to receive a monthly temporary housing allowance of $5,000 per month and reimbursement for reasonable out-of-pocket business expenses reasonably incurred in performance of her duties as our Chief Medical Officer. In October 2022, in connection with Dr. Lu’s termination, we entered into a separation agreement with Dr. Lu (the “Separation Agreement”) pursuant to which she was entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Dr. Lu was also eligible for standard benefits such as paid time off and to participate in employee benefit plans and programs. Dr. Lu’s employment was at will. Effective November 1, 2022, Dr. Lu was terminated as our Chief Medical Officer in connection with a reduction in force.

OTHER COMPENSATION

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally. We generally do not provide perquisites or personal benefits, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

We maintain a 401(k) plan for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $20,500 for calendar year 2022. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2022 may be up to an additional $6,500 above the statutory limit. We may make matching contributions into the 401(k) plan at the discretion of the Board. From January 1, 2022 through December 31, 2022, we provided matching contributions of 50% of up to the first 6% of eligible compensation contributed to the 401(k) plan by an employee or named executive officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows for the fiscal year ended December 31, 2022, certain information regarding outstanding equity awards at fiscal year-end for our named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

Name(1)	Grant Date		Number of ordinary shares underlying unexercised options (#) exercisable	Number of ordinary shares underlying unexercised options (#) unexercisable	Option exercise price ($)		Option expiration date
Daniel O’Connor	11/01/2022	(2)	—	5,410,000	$0.13		11/01/2032
Kate Hermans	06/30/2022	(3)	35,000	175,000	$0.38	(12)	06/29/2032
	07/08/2022	(4)	—	105,000	$0.43	(12)	07/07/2032
	08/15/2022	(5)	210,000	—	$0.35	(12)	08/14/2032
Feng Tian, Ph.D.	06/03/2016	(6)	1,337,170	—	$1.316		09/22/2023
	08/02/2019	(7)	4,217,003	—	$1.316		09/22/2023
	12/27/2020	(8)	8,028,871	—	$1.22		09/22/2023
Sonja Nelson	09/02/2021	(9)	965,473	1,609,123	$2.56	(12)	09/01/2031
	02/23/2022	(10)	—	850,000	$0.64	(12)	02/23/2032
	02/23/2022	(11)	—	425,000	$0.64	(12)	02/23/2032

(1)

All of the option awards granted prior to our initial public offering in June 2021 were granted under the Share Incentive Plan. All of the option awards granted since our initial public offering in June 2021 were granted under the 2021 Plan. Dr. Lu did not have any outstanding options as of December 31, 2022, as none of the shares subject to her options had vested at her termination on November 1, 2022.

(2)

25% of the shares subject to this option vest on November 1, 2023, and 1/48th of the shares subject to this option vest each month thereafter, provided that the holder remains in continuous service as of each applicable vesting date.

(3)	1/36th of the shares subject to this option vest each month following June 30, 2022, provided that the holder remains in continuous service as of each applicable vesting date.
(4)	100% of the shares subject to this option vest on July 8, 2023, provided that the holder remains in continuous service as of such vesting date.
(5)	1/4th of the shares subject to this option vest each month following August 15, 2022, provided that the holder remains in continuous service as of each applicable vesting date.
(6)

25% of the shares subject to this option vested on June 18, 2016, and 1/16th of the shares subject to this option vested each quarter thereafter, provided that the holder remained in continuous service as of each applicable vesting date.

(7)

25% of the shares subject to this option vested on June 18, 2019, and 1/48th of the shares subject to this option vested each month thereafter, provided that the holder remained in continuous service as of each applicable vesting date.

(8)

25% of the shares subject to this option vested on November 6, 2021, and 1/48th of the shares subject to this option vested each month thereafter, provided that the holder remained in continuous service as of each applicable vesting date.

(9)

25% of the shares subject to this option vested on June 30, 2022, and 1/48th of the shares subject to this option vest each month thereafter, provided that the holder remains in continuous service as of each applicable vesting date.

(10)

25% of the shares subject to this option vested on February 23, 2023, and 1/48th of the shares subject to this option vest each month thereafter, provided that the holder remains in continuous service as of each applicable vesting date.

(11)	100% of the shares subject to this option vested on February 23, 2023, provided that the holder remained in continuous service as of such vesting date.
(12)

On January 27, 2023, pursuant to the Repricing Amendment, the exercise price of this option award was amended to $0.28 per Ordinary Share, the then-current fair market value of the Ordinary Shares. For more information, see above under “—Equity Based Incentive Awards.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation, as applicable. In addition, the named executive officers are entitled to certain severance benefits under their employment agreements, subject to their execution of a release of claims, return of all company property, compliance with post-termination obligations and resignation from all positions with us. In addition, the terms of share options granted to our executive officers generally provide that the vesting of the options will accelerate in full in the event we undergo a change of control.

Mr. O’Connor. Pursuant to the terms of his employment agreement with us, if Mr. O’Connor is terminated by us without “cause” or resigns for “good reason” (as each term is defined in Mr. O’Connor’s employment agreement), then Mr. O’Connor will receive a lump sum cash payment equal to 12 months of his base salary as in effect immediately prior to his termination and shall also be eligible for the cost of COBRA continuation health coverage for a period of up to 12 months following his termination or resignation date. If Mr. O’Connor is terminated by us without “cause” or resigns for “good reason” within three months prior to or 12 months following a “change in control” (as defined in the 2021 Plan), then Mr. O’Connor will receive a lump sum cash payment equal to 18 months of his base salary as in effect immediately prior to his termination, 100% of his target bonus for the year in which such termination or resignation occurs, shall be eligible for the cost of COBRA continuation health coverage for a period of up to 18 months following his termination or resignation date and the vesting and exercisability of all of his outstanding time-based equity awards shall accelerate in full as of the later of the date of separation or the effective date of such change in control.

Dr. Tian. Pursuant to the Release, Dr. Tian received certain severance benefits, including a lump sum cash payment equal to 12 months of his base salary as in effect immediately prior to his termination, and continuance of his COBRA health insurance coverage as in effect immediately prior to his termination until the earlier of (1) 12 months following Dr. Tian’s termination; (2) the date when Dr. Tian becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (3) the date Dr. Tian ceases to be eligible for COBRA or state law continuation coverage for any reason, including plan termination. In connection with his termination, we paid Dr. Tian $523,304, consisting of a $61,304 cash payment for unused vacation time in August 2022 and a $462,000 severance payment in October 2022.

Ms. Nelson. Pursuant to the terms of her employment agreement with us, if Ms. Nelson is terminated by us without “cause” or resigns for “good reason” (as each term is defined in Ms. Nelson’s employment agreement), then Ms. Nelson will receive a lump sum cash payment equal to 12 months of her base salary as in effect immediately prior to her termination, and shall also be eligible for the cost of COBRA continuation health coverage for a period of up to 12 months following her termination or resignation date. If Ms. Nelson is terminated by us without “cause” or resigns for “good reason” within three months prior to or 12 months following a “change in control” (as defined in the 2021 Plan), then Ms. Nelson will receive a lump sum cash payment equal to 12 months of her base salary as in effect immediately prior to her termination, 100% of her target bonus for the year in which such termination or resignation occurs, shall be eligible for the cost of COBRA continuation health coverage for a period of up to 12 months following her termination or resignation date, and the vesting and exercisability of all of her outstanding time-based equity awards shall accelerate in full as of the later of the date of separation or the effective date of such change in control.

Dr. Lu. Pursuant the Separation Agreement, Dr. Lu received certain severance benefits, including a lump sum cash payment equal to 12 months of her base salary as in effect immediately prior to her termination and continuance of her COBRA health insurance coverage as in effect immediately prior to her termination until the earlier of (1) 12 months following Dr. Lu’s termination; (2) the date when Dr. Lu becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (3) the date Dr. Lu ceases to be eligible for COBRA or state law continuation coverage for any reason, including plan termination. In connection with her termination, we paid Dr. Lu $464,151, consisting of a $14,151 cash payment for unused vacation time in November 2022, and a $450,000 severance payment in January 2023.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2022, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	39,116,174	$1.11	35,496,743	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	39,116,174	$1.11	35,496,743

(1)

Consists of the Share Incentive Plan, the 2021 Plan and the ESPP. The number of ordinary shares reserved for issuance under the 2021 Plan is subject to an automatic increase on January 1 of each calendar year through January 1, 2031, in an amount equal to 5% of the total number of shares of our share capital outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by our board of directors. The number of ordinary shares reserved for issuance under the ESPP is subject to an automatic increase on January 1 of each calendar year through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our ordinary shares outstanding on the last day of the calendar month before the date of the automatic increase; and (ii) 5,187,625 shares; provided that before the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii). On January 1, 2023, the numbers of ordinary shares reserved for issuance under the 2021 Plan and the ESPP were increased by 13,522,762 and 2,704,552, respectively, pursuant to the automatic increase provisions of such plans.

(2)

Consists of shares available for future issuance under the 2021 Plan and the ESPP. As of December 31, 2022, 30,235,551 ordinary shares were available for issuance under the 2021 Plan, and 5,261,192 ordinary shares were available for issuance under the ESPP.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers, that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to each individual who served as a non-employee member of our Board for the fiscal year ended December 31, 2022 with the exception of Kate Hermans, who served as our Interim Chief Executive Officer from August 2022 until November 2022. Ms. Hermans’ compensation for her service both as a member of our Board and our Interim Chief Executive Officer are included in the Summary Compensation Table above.

Name	Fees earned or paid in cash ($)		Option awards ($)(1)	Total ($)
Xiaowei Chang, C.F.A.	$4,128		—	$4,128
Edward Hu	$6,328	(2)	—	$6,328
Janet Loesberg, Pharm.D.	$37,622	(3)	$118,494	$156,116
Paul Maier	$143,547	(4)	$125,004	$268,551
Katrin Rupalla, Ph.D.	$168,378		$31,554	$199,932
Olivia C. Ware	$130,338	(5)	—	$130,338
Xiao Le(6)	—		—	—

(1)

Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in the Annual Report. Our non-employee directors will only realize compensation to the extent the trading price of our ADSs, each representing seven Ordinary Shares, is greater than the exercise price of such options. As of December 31, 2022, Dr. Loesberg held options to purchase 315,000 Ordinary Shares; Mr. Maier held options to purchase 315,000 Ordinary Shares; and Dr. Rupalla held options to purchase 305,000 Ordinary Shares.

(2)

Mr. Hu resigned from the Board on February 22, 2023. His decision to resign was not the result of any disagreement with our company. Amount reported is prorated based on Mr. Hu’s appointment to the Board on June 30, 2022. For a portion of the 2022 fiscal year, Mr. Hu did not accept or receive compensation for his service on the Board.

(3)	Amount reported is prorated based on Dr. Loesberg’s appointment to the Board on June 30, 2022.
(4)	Amount reported is prorated based on Mr. Maier’s appointment to the Board on February 2, 2022.

(5)	Amount reported is prorated based on Ms. Ware’s resignation from the Board on June 30, 2022. Her decision to resign was not the result of any disagreement with our company.
(6)

During the 2022 fiscal year, Mr. Le did not accept compensation for his service on the Board. Mr. Le resigned from the Board on June 30, 2022. His decision to resign was not the result of any disagreement with our company.

DIRECTOR COMPENSATION POLICY

Our Board adopted a non-employee director compensation policy in June 2021 that became effective in connection with our initial public offering and was amended and restated in August 2022 and is applicable to all of our non-employee directors. This compensation policy provides that each such non-employee director will receive the following compensation for service on the Board:

•	an annual cash retainer of $40,000;

•	an additional annual cash retainer of $30,000 for service as chair of the Board;

•	an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;

•

an additional annual cash retainer of $15,000, $10,000 and $8,000 for service as chair of the Audit Committee, chair of the Compensation Committee and chair of the Nominating Committee, respectively (in lieu of the committee member retainer above);

•	an initial share option grant to purchase 210,000 ordinary shares, vesting in 36 equal monthly installments; and

•

an annual share option grant to purchase 105,000 ordinary shares, vesting on the earlier of (i) the one year anniversary of the date of grant and (ii) the day before the next annual general meeting; provided that if an eligible director is elected or appointed for the first time between annual general meetings, then the eligible director will be granted a prorated share option grant.

Each of the option grants described above will be granted under our 2021 Plan. Each such option grant will vest and become exercisable subject to the director’s continuous service with us, provided that each option will vest in full upon a change in control (as defined in the 2021 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2021 Plan, provided that upon a termination of service other than for death, “disability” or “cause” (as each such term is defined in the 2021 Plan), the post-termination exercise period will be three months from the date of termination.

In addition, certain non-employee directors received cash compensation of $9,600, $12,800 or $50,000 per calendar quarter during the last fiscal year for serving as members of strategic committees of the Board.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

The following includes a summary of transactions during the last two completed fiscal years to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets as of our last two completed fiscal years, and in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our share capital or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and shareholders.

SERVICES AGREEMENT WITH WUXI APPTEC

In February 2017, we entered into a Master Services Agreement (the “MSA”) with WuXi AppTec, the indirect parent company and ultimate beneficial owner of PharmaTech, which holds more than 5% of our share capital. In March 2022 and March 2023, we entered into a Work Order and a Change Order, respectively, each under the MSA (collectively, the “WuXi Services Agreement”). Pursuant to the WuXi Services Agreement, WuXi AppTec provides us with certain testing and research services as we may request from time to time. In 2022, we paid WuXi AppTec $0.8 million in fees for the services provided under the WuXi Services Agreement and expect to pay WuXi mutually-agreed upon fees in excess of $120,000 for additional services provided under the WuXi Services Agreement. We have the right to terminate some or all of the services upon notice to WuXi AppTec. Services provided for under the services agreement are priced on an arm’s length basis in line with pricing for comparable services provided to other clients. The services agreement includes typical industry terms for a long-term services arrangement, including terms related to termination rights, indemnification and limitation of liability.

AGREEMENTS WITH OUR EXECUTIVE OFFICERS AND DIRECTORS

We have entered into employment agreements with our executive officers and director compensation agreements with our non-executive directors. These agreements contain customary provisions and representations, including confidentiality, non-competition and non-solicitation undertakings by the executive officers. However, the enforceability of the non-competition provisions may be limited under applicable law.

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

In September 2021, we amended and restated our related person transaction policy which sets forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) or any proposed transaction, arrangement or relationship in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our company’s total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest. In reviewing and approving any such transactions, the Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

INDEMNIFICATION

We have entered into, and intends to continue to enter into, separate indemnification agreements with our directors and executive officers. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual General Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual General Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Ambrx Biopharma Inc. ordinary shareholders will be “householding” our proxy materials. A single set of Annual General Meeting materials will be delivered to multiple ordinary shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual General Meeting materials, please notify your broker or us. Direct your written request to Ambrx Biopharma Inc., 10975 North Torrey Pines Road, La Jolla, California, 92037. Shareholders who currently receive multiple copies of the Annual General Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

April 28, 2023

A copy of the 2022 Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, Ambrx Biopharma Inc., 10975 North Torrey Pines Road, La Jolla, California, 92037.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/AMAM • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Ambrx Biopharma Inc.

Annual General Meeting of Shareholders

For Shareholders of record as of April 17, 2023

TIME:	Wednesday, June 7, 2023 9:00 AM, Pacific Time
PLACE:	The Annual General Meeting will be held through a live webcast at www.proxydocs.com/AMAM

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Daniel J. O’Connor and Sonja Nelson (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all of the ordinary shares of Ambrx Biopharma Inc. (the “Company”) which the undersigned is entitled to vote at the Annual General Meeting of Shareholders and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Ambrx Biopharma Inc.

Annual General Meeting of Shareholders

Please make your marks like this:	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

		FOR	AGAINST	ABSTAIN
1.	Election of one nominee for director, Xiaowei Chang, C.F.A., to serve until the 2026 annual general meeting and until his successor shall have been appointed and qualified.	☐	☐	☐	FOR

2.	Approval of an increase in the authorized share capital from US$60,000 divided into 600,000,000 shares of US$0.0001 each to US$60,000 divided into (a) 950,000,000 Ordinary Shares of US$0.0001 each, and (b) 100,000,000 shares of US$0.0001 each, of such class or classes (however designated) as the Company’s board of directors may determine in accordance with the memorandum and articles of association of the Company, by the creation of (i) 350,000,000 Ordinary Shares of US$0.0001 each and (ii) 100,000,000 shares of US$0.0001 each of such class or classes (however designated) as the Company’s board of directors may determine in accordance with the memorandum and articles of association of the Company.	☐	☐	☐	FOR

3.	Approval, confirmation, and ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐	FOR

4.	To approve the authorization to adjourn the Annual General Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2.	☐	☐	☐	FOR

5.	To conduct any other business properly brought before the meeting.

You must register to attend the meeting online and/or participate at www.proxydocs.com/AMAM

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date